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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                CONTACT:

VALHI, INC.                           Bobby D. O'Brien
Three Lincoln Centre                  Vice President and Chief Financial Officer
5430 LBJ Freeway, Suite 1700          (972) 233-1700
Dallas, Texas 75240-2697


                        VALHI DECLARES QUARTERLY DIVIDEND



     DALLAS, TEXAS . . . August 25, 2006 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on September 29, 2006 to stockholders of record at the close of business on September 13, 2006.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (security products, furniture components and performance marine components), titanium metals products and waste management industries.

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